EXHIBIT 10


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                          FORM OF EMPLOYMENT AGREEMENT


        THIS AGREEMENT, made this 30th day of September, 1996, by and between Workingmen's Savings Bank, F.S.B., hereinafter referred to as the Employer and Robert D. Neudorfer, of Pittsburgh, Pennsylvania, hereinafter referred to as the Employee.

        Witnesseth, in consideration of the mutual covenants contained, it is agreed as follows:

        1. The Employer will continue to employ the full-time services of the Employee in the position of the President of the Employer for the period commencing from the date hereof until June 30, 1999.

        2. The Employer will pay to the Employee a gross salary as determined from time to time by its Board of Directors. Such salary shall be paid on a bi-weekly basis with the deduction therefrom of all mandated withholding taxes and such additional deductions as may be mutually agreed upon.

        3. The Employee shall devote his full time to the appointed position. The Employee shall perform the duties assigned by the Board of Directors and conduct himself in accordance with the terms of this Agreement. It is hereby agreed by the parties hereto that the Employer's Employment Agreement, its Employee's Handbook, its By-laws and the policies and regulations duly prescribed by the Board of Directors are incorporated herein by reference thereto and thus form a part of this Agreement. The Employee acknowledges that he has read and is familiar with the documents referred to herein and the duties and obligations imposed therein. In the event that any provision of the Employer's Employee Handbook is in conflict with this Agreement, the provisions hereof shall bond the parties.

        4. The parties hereto may terminate this Agreement at any time by mutual consent. The Employer's Board of Directors may terminate Employee's employment at any time, but any termination by the Board of Directors other than termination for just cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement.

        5. This Agreement is subject to the limitations and requirements prescribed under 12 CFR 563.39 and any amendments thereof, to the extent that said limitations and requirements do not affect any vested rights of the contracting parties hereto.